                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                           STERICYCLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

            [LOGO]

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1997

                             ---------------------

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Stericycle, Inc. (the "Company"), which will be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois on Monday, April 28, 1997, beginning at 10:00 a.m.

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

    - Election of a Board of Directors to hold office until the 1998 Annual Meeting of Stockholders

    - Approval of the 1997 Stock Option Plan, under which stock options for a total of 1,500,000 shares of the Company's Common Stock may be granted

    - Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1997

    - Any other matters that properly come before the meeting or any adjournment of the meeting

    Only stockholders of record at the close of business on the record date of March 14, 1997 are entitled to vote at the Annual Meeting and any adjournment.

    For the convenience of those stockholders who do not plan to attend the Annual Meeting in person and desire to have their shares voted, a proxy card is enclosed. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your proxy card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

                                          For the Board of Directors

                                          Jack W. Schuler

                                          CHAIRMAN OF THE BOARD

March 28, 1997

Deerfield, Illinois

                                STERICYCLE, INC.

                         1419 LAKE COOK ROAD, SUITE 410

                           DEERFIELD, ILLINOIS 60015

                            ------------------------

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1997

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stericycle, Inc. (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois on Monday, April 28, 1997, beginning at 10:00 a.m. This Proxy Statement and the accompanying materials are being mailed to stockholders beginning on or about March 28, 1997.

                                    GENERAL

    COMMON STOCK. The Company's authorized capital stock consists of Common Stock, par value $.01 per share ("Common Stock"). As of February 11, 1997, there were 10,000,264 shares of Common Stock outstanding.

    STOCKHOLDERS ENTITLED TO VOTE. Only stockholders of record at the close of business on the record date of March 14, 1997 are entitled to notice of the Annual Meeting and to vote their shares of record at the Annual Meeting and at any adjournment of the meeting. Each outstanding share of Common Stock is entitled to one vote.

    QUORUM. Holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

    VOTING. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be required for the election of directors. For each other matter coming before the meeting, the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for approval of the matter.

    A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters coming before the Annual Meeting. Shares for which authority is withheld or which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the vote for election of directors (which, as noted, requires the affirmative vote of a plurality of the votes cast); shares which a stockholder abstains from voting will be included in the total of the votes cast and will have the effect of a vote against the matter in question. If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be counted for purposes of determining whether a quorum is present (if the shares are voted on any other matter) but will not be included in the total of the votes cast on the matter and thus will have no effect on the outcome of the vote.

    PROXIES. If a stockholder properly completes and returns the accompanying proxy card, the shares of Common Stock represented by the proxy will be voted as the stockholder directs. IF NO DIRECTIONS ARE GIVEN, THE PERSONS APPOINTED AS PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

    A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attending the meeting in person will not, by itself, constitute revocation of the proxy.

                                STOCK OWNERSHIP

    The following tables provides certain information regarding the beneficial ownership of shares of the Company's Common Stock as of February 11, 1997. Under the rules of the Securities and Exchange Commission, beneficial ownership is defined generally as the sole or shared power to vote or to direct the disposition of a security. Unless otherwise indicated in a footnote, the persons named in the following tables have sole voting and investment power in respect of the shares of Common Stock shown as beneficially owned by them.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table provides certain information regarding the beneficial ownership of Common Stock by each person (other than a director or executive officer) who was known to the Company to be the beneficial owner as of February 11, 1997 of more than 5% of the Company's outstanding Common Stock:

                                                                                             SHARES
                                                                                           BENEFICIALLY
NAME AND ADDRESS                                                                              OWNED      PERCENTAGE
-----------------------------------------------------------------------------------------  -----------  -------------
Marquette Venture Partners, L.P. (1).....................................................   1,156,268        11.56%
  Corporate 500 Center
  520 Lake Cook Road, Suite 450
  Deerfield, Illinois 60015

State Farm Mutual Automobile Insurance Company...........................................     937,522         9.37%
  One State Farm Plaza
  Bloomington, Illinois 61710

T. Rowe Price Associates, Inc. (2).......................................................     810,000         8.10%
  100 East Pratt Street
  Baltimore, Maryland 21202

Wells Fargo Bank, N.A. (3)...............................................................     508,000         5.08%
  464 California Street
  San Francisco, California 94163

------------------------

(1) The shares shown as beneficially owned by Marquette Venture Partners, L.P. include 1,536 shares issuable in respect of the portion exercisable as of or within 60 days after February 11, 1997 of a stock option for 8,195 shares granted to Lloyd D. Ruth under the Company's Directors Stock Option Plan. Mr. Ruth, a director of the Company, is an indirect general partner of Marquette Venture Partners, L.P.

(2) The shares shown as beneficially owned by T. Rowe Price Associates, Inc. are derived from a Schedule 13G, dated February 14, 1997, furnished to the Company by T. Rowe Price Associates, Inc., a registered investment adviser, reporting that it holds the sole voting power over 60,000 shares and the sole investment power over 810,000 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.

(3) The shares shown as beneficially owned by Wells Fargo Bank, N.A. are derived from a Schedule 13G, dated February 14, 1997, furnished to the Company by Wells Fargo Bank, N.A., a bank, reporting that it holds sole voting power over 498,000 shares and shared investment power over 508,000 shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides certain information regarding the beneficial ownership of Common Stock as of February 11, 1997 by (i) each of the Company's directors, (ii) each of the Company's executive officers listed in the Summary Compensation Table on page 8 and (iii) all of the directors and executive officers of the Company as a group:

                                                                                       OPTION AND
                                                                          SHARES     WARRANT SHARES
                                                                        BENEFICIALLY  BENEFICIALLY      COMBINED
NAME                                                                       OWNED        OWNED(1)     PERCENTAGE(2)
----------------------------------------------------------------------  -----------  --------------  --------------
Jack W. Schuler(3)....................................................     781,302         49,334          8.27%

Mark C. Miller(4).....................................................     518,374        136,679          6.46%

Patrick F. Graham.....................................................      36,783          3,718          *

John Patience.........................................................     164,648         38,909          2.03%

Lloyd D. Ruth(5)......................................................      --              1,536          *

Peter Vardy(6)........................................................     135,362         28,062          1.63%

L. John Wilkerson, Ph.D.(7)...........................................      --             --              *

Anthony J. Tomasello..................................................     118,572         18,281          1.37%

Linda D. Lee..........................................................      55,334          5,175          *

Michael J. Bernert....................................................       4,247         60,375          *

Richard O. Shea.......................................................      10,239         49,044          *

All directors and executive officers as a group (12 persons)..........   1,871,193        410,467         21.92%

------------------------

*   Less than 1%.

(1) This column shows shares of Common Stock issuable under stock options or warrants exercisable as of or within 60 days after February 11, 1997.

(2) Shares of Common Stock issuable under stock options or warrants exercisable as of or within 60 days after February 11, 1997 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered for purposes of computing the percentage of any other person.

(3) The shares shown as beneficially owned by Mr. Schuler include 35,218 shares owned by his wife and trusts for the benefit of his children, as to which Mr. Schuler disclaims any beneficial ownership.

(4) The shares shown as beneficially owned by Mr. Miller include 75,346 shares owned by trusts for the benefit of his children and 1,000 shares owned by his sons, as to which Mr. Miller disclaims beneficial ownership.

(5) Mr. Ruth is an indirect general partner of Marquette Venture Partners, L.P. Mr. Ruth disclaims any beneficial interest in any of the shares held by Marquette Venture Partners, L.P. except to the extent of his pecuniary interest arising from his indirect general partnership interest.

(6) The shares shown as beneficially owned by Mr. Vardy include 67,614 shares owned by trusts for the benefit of his children, as to which Mr. Vardy disclaims beneficial ownership.

(7) Dr. Wilkerson is an indirect general partner of Galen Partners, L.P. and Galen Partners International, L.P., which together own 435,014 shares (including 91,287 shares issuable under stock options and warrants exercisable as of or within 60 days after February 11, 1997). Dr. Wilkerson disclaims any beneficial interest in the shares held by these two limited partnerships except to the extent of his individual ownership of limited partnership interests and his pecuniary interest arising from his indirect general partnership interest.

                                     ITEM 1

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently comprised of seven directors, but the Board of Directors has amended the Company's by-laws to reduce the number of directors to six (without affecting the term of any incumbent). All six directors will be elected at the Annual Meeting. Each director elected will hold office until the Company's 1998 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

NOMINEES FOR DIRECTOR

    The following table provides certain information regarding the nominees for election as directors. All six nominees are currently serving as directors of the Company.

NAME                                                        POSITION WITH COMPANY                       AGE
-----------------------------------------  -------------------------------------------------------      ---
Jack W. Schuler..........................  Chairman of the Board of Directors                               56

Mark C. Miller...........................  President, Chief Executive Officer and a Director                41

Patrick F. Graham........................  Director                                                         57

John Patience............................  Director                                                         49

Peter Vardy..............................  Director                                                         66

L. John Wilkerson, Ph.D..................  Director                                                         53

    JACK W. SCHULER has served as Chairman of the Board of Directors of the Company since January 1990. From January 1987 to August 1989, Mr. Schuler served as President and Chief Operating Officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Chiron Corporation, Medtronic, Inc., Somatogen, Inc. and Ventana Medical Systems, Inc. He is a co-founder of Crabtree Partners, a private investment partnership in Deerfield, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and an M.B.A. degree from the Stanford University Graduate School of Business Administration.

    MARK C. MILLER has served as President and Chief Executive Officer and a director since joining the Company in May 1992. From May 1989 until he joined the Company, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of Affiliated Research Centers, Inc., which provides clinical research for pharmaceutical companies. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

    PATRICK F. GRAHAM has served as a director of the Company since May 1991. He is a co-founder of Bain & Company, Inc., a management consulting firm in Boston, Massachusetts, where he has served in a number of positions since 1973, including Vice Chairman and Chief Financial Officer. Mr. Graham is a director of World Corporation and Intelidata Technologies, Inc. He received a B.A. degree in economics from Knox College and an M.B.A. degree from the Stanford University Graduate School of Business Administration.

    JOHN PATIENCE has served as a director of the Company since its incorporation in March 1989. He is a co-founder and partner of Crabtree Partners, a private investment partnership in Deerfield, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was an indirect general partner of Marquette Venture Partners, L.P., a venture capital fund which he co-founded and which participated in the Company's initial capitalization. Mr. Patience is a director of TRO Learning, Inc. and Ventana Medical Systems, Inc. He received B.A. and B.L degrees from the University of Sydney in Sydney, Australia, and an M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

    PETER VARDY has served as a director of the Company since July 1990. He is the Managing Director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded in June 1990. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc. (now WMX Technologies, Inc.), a waste management services company, where he was Vice President, Environmental Management. He is a director of EMCON, which he co-founded in 1971. Mr. Vardy received a B.S. degree in geological engineering from the University of Nevada.

    L. JOHN WILKERSON, PH.D., has served as a director of the Company since July 1992. He is a consultant to The Wilkerson Group, a health care products consulting firm in New York, New York, where he has served since 1982. Dr. Wilkerson also serves as an indirect general partner of Galen Partners, L.P. and Galen Partners International, L.P., affiliated venture capital funds. He is a director of British Biotech Plc, Gensia, Inc. and TheraTx, Incorporated. Dr. Wilkerson received a B.S. degree in biological sciences from Utah State University and a Ph.D. degree in managerial economics and marketing research from Cornell University.

COMMITTEES OF THE BOARD

    The Board of Directors has standing Compensation and Audit Committees. It does not have a standing nominating committee.

    The Compensation Committee, consisting of Messrs. Schuler (Chairman) and Vardy and Dr. Wilkerson, makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of the Company's executive officers and reviews the employee compensation policies of the Company generally. The Compensation Committee also administers the Company's Incentive Compensation Plan as it applies to executive officers and similarly will administer the 1997 Stock Option Plan if it is approved by the Company's stockholders. The Audit Committee, consisting of Messrs. Graham, Patience (Chairman) and Ruth, makes recommendations to the full Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by the Company's independent public accountants, and reviews and evaluates the Company's financial reporting process and internal accounting controls.

MEETINGS

    The Board of Directors held eight meetings during 1996 (including meetings by teleconference) and acted without a meeting by unanimous written consent on a number of occasions. The Compensation and Audit Committees have each held one meeting since their creation in April 1996.

    Messrs. Graham, Miller and Schuler each attended all eight meetings of the Board of Directors during 1996. Messrs. Patience and Vardy and Dr. Wilkerson each were unable to attend one meeting, and Mr. Ruth was unable to attend two meetings. With the exception of Mr. Ruth, all of the members of the Compensation and Audit Committees attended the respective meetings of those committees.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive fees or other cash compensation for their services as directors.

    The Company's Directors Stock Option Plan, which was adopted by the Board of Directors in June 1996 and approved by the Company's stockholders in July 1996, authorizes nonstatutory stock options for a total of 285,000 shares of Common Stock to be granted to the Company's outside directors (i.e., directors who are neither officers nor employees of the Company). Each option grant is for a formula-determined number of shares. Under the plan, each of the six incumbent outside directors automatically received an option for 8,195 shares, at an exercise price of $10.25 per share, upon the closing of the Company's initial public offering in August 1996.

    As of each annual meeting beginning with the 1997 Annual Meeting of Stockholders, each incumbent outside director who is reelected as a director at the annual meeting automatically will be granted an option for a number of shares determined by multiplying 7,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is the last reported sales price of a share of Common Stock on the Nasdaq National Market (the "closing price") on the date of the annual meeting; and each outside director who is elected as a director for the first time automatically will be granted an option for a number of shares determined by multiplying 21,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is closing price on the date of the annual meeting. These option grants are subject to a maximum grant of 9,500 shares and a minimum grant of 4,500 shares (or a maximum grant of 28,500 shares and a minimum grant of 13,500 shares in the case an outside director who is elected as a director for the first time at an annual meeting).

    The exercise price of each option granted under the plan is the closing price on the date of grant, and the term of each option is six years from the date of grant. Each option vests in 16 equal quarterly installments and may be exercised only when it is vested and only while the holder of the option remains a director of the Company or during the 90-day period following the date that he or she ceases to serve as a director. The Directors Stock Option Plan has a six-year term, and no option may be granted under the plan after its expiration in June 2002.

    Each option granted under the Directors Stock Option Plan is transferable to
(i) a member of the outside director's immediate family, (ii) a trust for the primary benefit of the outside director or any one or more members of his or her immediate family, or (iii) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2.0% of the Company's outstanding Common Stock and with which the outside director has a contractual obligation to assign his or her "outside" remuneration received by reason of his or her relationship with such corporation, partnership or other entity. In accordance with a contractual obligation, Dr. Wilkerson assigned to Galen Partners, L.P. the option for 8,195 shares that he was granted under the plan in August 1996.

CERTAIN TRANSACTIONS

    In May 1996, the Company borrowed $1,000,000 under a short-term loan from a group comprised of Galen Partners, L.P. and Galen Partners International, L.P., stockholders of the Company, Jack W. Schuler, Mark C. Miller, John Patience and Peter Vardy, directors of the Company (and, in Mr. Miller's case, also an executive officer) and Michael J. Bernert, James F. Polark and Anthony J. Tomasello, executive officers of the Company. The Company's loan was interest-free if paid when due and was due within 30 days after completion of an initial public offering or upon the occurrence of certain other events. The Company repaid the loan in full in a timely manner following the closing of its initial public offering in August 1996. In connection with the loan, the Company issued warrants to members of the lending group to purchase an aggregate of 226,036 shares of Common Stock at an exercise price of $7.96 per share. These warrants expire in May 2001 and are exercisable at any time prior to their expiration.

    In June 1996, the Company loaned $31,000 to Richard O. Shea, an executive officer of the Company, at an interest rate of 11.75% per annum. The Company previously made two loans to Mr. Shea of $60,000 and $5,000, respectively, at an interest rate of 5.54% per annum. All three loans are due in December 1998 and are secured by a security interest in all of Mr. Shea's shares of Common Stock, including the shares issuable upon his exercise of any stock options.

                             EXECUTIVE COMPENSATION

1996 COMPENSATION

    The following table provides certain information regarding the compensation paid to or earned by the Company's President and Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers") for services rendered in 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                      ANNUAL      COMPENSATION AWARDS
                                                                                   COMPENSATION   NUMBER OF SECURITIES
NAME AND PRINCIPAL POSITION                                           FISCAL YEAR     SALARY       UNDERLYING OPTIONS
--------------------------------------------------------------------  -----------  -------------  --------------------
Mark C. Miller (1) .................................................        1996    $   148,481            41,220
  President and Chief Executive Officer                                     1995        212,083           485,620

Anthony J. Tomasello ...............................................        1996        136,025             9,946
  Vice President, Operations                                                1995        146,875            31,816

Linda D. Lee .......................................................        1996        120,583             5,086
  Vice President, Regulatory Affairs                                        1996        127,916            28,621
  and Quality Assurance

Richard O. Shea ....................................................        1996        113,598            22,101
  Vice President, Western Region                                            1995        113,541            46,353

Michael J. Bernert .................................................        1996        112,615            22,101
  Vice President, Eastern Region                                            1995        108,750            49,515

------------------------

(1) The salary for 1996 shown for Mr. Miller includes $22,917 paid to him in February 1997. This amount represented the additional salary that the Company would have paid to Mr. Miller in 1996 if, like the Company's other executive officers, he had resumed receiving his full base salary upon the termination in mid-October 1996 of a voluntary 12-month salary reduction program for management. See "Report of the Compensation Committee on Executive Compensation--Executive Compensation Policies" on page 12.

1996 STOCK OPTION GRANTS

    The following table provides certain information regarding stock options granted to the named executive officers in 1996. In accordance with the rules of the Securities and Exchange Commission, the following table also provides the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future appreciation of the price of its Common Stock. The Company did not grant stock appreciation rights to any named executive officer in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                                     VALUE AT ASSUMED
                                            -----------------------------                            ANNUAL RATES OF STOCK
                                             NUMBER OF      % OF TOTAL                               PRICE APPRECIATION FOR
                                            SECURITIES   OPTIONS GRANTED    EXERCISE                     OPTION TERM(4)
                                            UNDERLYING   TO EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
                                            OPTIONS(1)    FISCAL YEAR(2)    SHARE(3)       DATE          5%         10%
                                            -----------  ----------------  -----------  -----------  ----------  ----------
Mark C. Miller............................      10,329           5.2%       $    0.53      1/29/06   $  141,880  $  223,271
                                                30,892          15.5%            1.99      4/30/06      384,609     639,003

Anthony J. Tomasello......................       3,918           2.0%            0.53      1/29/06       53,818      84,691
                                                 6,028           3.0%            1.99      4/30/96       75,049     124,690

Linda D. Lee..............................       2,072           1.0%            0.53      1/29/06       28,461      37,525
                                                 3,014           1.5%            1.99      4/30/96       44,788      62,345

Richard O. Shea...........................       2,888           1.5%            0.53      1/29/06       39,670      62,427
                                                19,213           9.7%            1.99      4/30/96      239,204     397,422

Michael J. Bernert........................       2,888           1.5%            0.53      1/29/06       39,670      62,427
                                                19,213           9.7%            1.99      4/30/96      239,204     397,422

------------------------

(1) All of the stock options granted to the named executive officers were granted under the Company's Incentive Compensation Plan. The options granted were for shares of the Company's then-authorized Class B common stock. The number of options shown in the table has been adjusted to reflect a 1-for-5.3089 reverse stock split in August 1996 in connection with the Company's initial public offering, pursuant to which each outstanding share of the Company's Class A and Class B common stock became 0.1883629 share of Common Stock. Each option granted in January 1996 vests (i.e., becomes exercisable) in equal monthly increments over a one-year period, and each option granted in April 1996 vests over a four-year period: one-quarter of the option vests at the end of the first year, and the balance of the option vests in equal monthly increments over the next 36 months.

(2) The percentages shown in the table reflect options for a total of 199,057 shares granted to employees in 1996 (as adjusted to reflect the 1-for-5.3089 reverse stock split in August 1996 in connection with the Company's initial public offering). All of these options were granted under the Company's Incentive Compensation Plan.

(3) The exercise price per share shown in the table is equal to the fair market value of the Company's Class B common stock on the date of grant as determined by the Company's Board of Directors and has been adjusted to reflect the 1-for-5.3089 reverse stock split in August 1996 in connection with the Company's initial public offering.

(4) The potential realizable value was calculated on the basis of the 10-year term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date and as adjusted appreciates at the indicated annual rate compounded annually for the entire term of the term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The potential realizable value of each option was calculated using the exercise price of the option as the fair market value of the underlying stock on the grant date, adjusting the fair market value of the underlying stock to $9.00 per share on August 23, 1996, when the Company's Common Stock was first offered to the public (at a price of $9.00 per share).

1996 OPTION EXERCISES AND YEAR END OPTION VALUES

    The following table provides certain information regarding stock option exercises in 1996 by the named executive officers and the value of the stock options that they held at December 31, 1996. No named executive officer exercised any stock appreciation rights during the year or had any stock appreciation rights outstanding at the end of the year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                                                                         OPTIONS AT FISCAL YEAR   IN-THE-MONEY OPTIONS
                                                 SHARES                           END            AT FISCAL YEAR END(3)
                                               ACQUIRED ON     VALUE     ----------------------  ----------------------
                                               EXERCISE(1)  REALIZED(2)   VESTED     UNVESTED      VESTED     UNVESTED
                                               -----------  -----------  ---------  -----------  ----------  ----------
Mark C. Miller...............................     421,827    $ 615,867      72,278      32,736   $  792,890  $  314,012

Anthony J. Tomasello.........................      29,688      224,738       5,456       6,618       59,852      63,799

Linda D. Lee.................................      25,519      193,179       5,002       3,186       54,872      30,550

Richard O. Shea..............................      --           --          47,007      24,610      515,667     241,921

Michael J. Bernert...........................      --           --          48,736      19,718      534,634     188,255

------------------------

(1) All of the shares acquired were shares of the Company's then-authorized Class B common stock. The number of shares acquired shown in the table has been adjusted to reflect a 1-for-5.3089 reverse stock split in August 1996 in connection with the Company's initial public offering, pursuant to which each outstanding share of the Company's Class A and Class B common stock became 0.1883629 share of Common Stock.

(2) The stock options that Mr. Miller exercised were exercised in May 1996. The value that he realized was calculated using the fair market value of the Company's Class B common stock as of April 30, 1996, as determined by the Company's Board of Directors for internal purposes. The stock options that Mr. Tomasello and Ms. Lee exercised were exercised in August 1996, shortly before the Company's initial public offering. The value that each of them realized was calculated using a 10% discount from the price of $9.00 per share at which Common Stock was offered for sale in the Company's public offering.

(3) The value of in-the-money stock options was determined by multiplying the number of vested (exercisable) or unvested (unexercisable) options by $11.50 per share, which was the last reported sales price of the Company's Common Stock on December 31, 1996, and then subtracting the exercise price.

STOCK OPTION PLAN

    The Company's Incentive Compensation Plan was adopted by the Board of Directors in August 1995 and approved by the Company's stockholders in September 1995. As amended and restated, the plan authorizes a total of 1,500,000 shares of Common Stock to be issued pursuant to options granted and restricted stock awarded under the plan. If an option granted under the plan expires unexercised or is surrendered, or if the Company repurchases shares of restricted stock awarded under the plan, the shares subject to the option or repurchased by the Company once again become available for option grants and restricted stock awards under the plan. As of December 31, 1996, 9,999 shares were available for future option grants or restricted stock awards under the plan. The plan has a 10-year term, and no option may be granted or shares of restricted stock awarded under the plan after its expiration in July 2005.

    The Incentive Compensation Plan provides for the grant of incentive stock options intended to satisfy the requirements of Section422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options and restricted stock awards. Incentive stock options may be granted and shares of restricted stock may be awarded only to employees of the Company. Nonstatutory stock options may be granted only to employees of and consultants to the Company. The plan is administered by the Board of Directors in respect of all eligible persons other than executive officers and by the Compensation Committee of the Board of Directors in respect of executive officers. The Board of Directors or the Compensation Committee, as the case may be, selects the eligible persons to whom options are granted or restricted stock is awarded and, subject to the provisions of the plan, determines the terms of each option or award, including, in the case of an option, the number of shares, type of option, exercise price and vesting schedule, and, in the case of an award of restricted stock, the purchase price, if any, and the restrictions applicable to the award.

    The exercise price of options granted under the Incentive Compensation Plan must be at least equal to the closing price of the Company's Common Stock on the date of grant, with the exception that the exercise price of an incentive stock option granted to an employee of the Company holding more than 10% of the Company's outstanding Common Stock must be at least 110% of the closing price. The maximum term of an option may not exceed 10 years. An option may be exercised only when it is vested and, in the case of options granted to employees, only while the holder of the option remains an employee of the Company. In the discretion of the Board of Directors or the Compensation Committee, as the case may be, the exercisability of a nonstatutory option may be extended to any date ending on or before the expiration date of the option, and the exercisability of an incentive stock option may be extended to any date no later than 90 days after the employee's termination of employment. In addition, the Board of Directors or the Compensation Committee, as the case may be, may accelerate the exercisability of an option at any time.

OTHER PLANS

    The Company maintains a 401(k) plan in which employees who have completed one year's employment and attained age 21 are eligible to participate. The plan permits the Company to make matching contributions of a percentage of participants' deferrals as determined each year by the Board of Directors. For 1996, the Company made a matching contribution of 30% of the first $1,000 contributed by each participant. The Company also maintains a nonqualified employee stock purchase plan under which employees may purchase Common Stock on the open market through payroll deductions.

EMPLOYMENT AGREEMENTS

    The Company has not entered into written employment agreements with any of its executive officers or employees. All of the Company's executive officers and employees have signed confidentiality agreements with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The compensation of the Company's executive officers is determined generally by the Compensation Committee of the Company's Board of Directors. The three members of the Compensation Committee, Messrs. Schuler and Vardy and Dr. Wilkerson, are outside directors of the Company.

    Decisions of the Compensation Committee relating to the executive officers' base salaries and cash bonuses are subject to the review and approval of the full Board of Directors; decisions of the Compensation Committee relating to executive officers' stock options are reviewed by the full Board but are not subject to the Board's approval.

EXECUTIVE COMPENSATION POLICIES

    The Company's executive compensation policies seek to coordinate the executive officers' compensation with the Company's performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to the Company's long-term success and to reward executive officers for attaining individual and corporate objectives that enhance stockholder value.

    The Company's compensation program for its executive officers consists of cash compensation and long-term compensation. Cash compensation is paid in the form of a base salary and a discretionary cash bonus, and long-term compensation is paid in the form of stock options. Bonuses are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and Company performance. Stock options are intended to focus executive officers on managing the Company from the perspective of owners with an equity interest and to align their long-term compensation with the benefits realized by the Company's stockholders.

    SALARIES. The Compensation Committee determines the salaries of executive officers on the basis of (i) the individual officer's salary grade within the Company, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of the Company's salary increases for its employees generally and (iv) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned a formal survey of executive officer compensation at comparable companies, but has relied on published salary surveys for indications of salary trends generally and at small growth companies in particular.

    The Compensation Committee did not recommend any changes during 1996 in the base salaries of the Company's six executive officers. During the first 10 months of 1996, all six officers continued to participate in a voluntary 12-month salary reduction program for management that began in October 1995, and only resumed receiving their 1995 base salaries in mid-October. Because the Company is not yet operating profitably, and because, as discussed later (under "Cash Bonuses" and "Stock Options"), the Committee considered the grant of stock options the appropriate means to reward and encourage performance, the Compensation Committee recommended a minimal increase for 1997 in the bases salaries of executive officers. The aggregate base salaries for 1997 of the Company's six executive officers will increase by less than 1% over their aggregate base salaries for 1996.

    CASH BONUSES. In assessing the performance of the Company's executive officers' during 1996, the Compensation Committee considered in particular (i) the Company's successful initial public offering in August, (ii) the Company's acquisitions in January and May of the regulated medical waste management businesses of four companies, including a subsidiary of Waste Management, Inc., and (iii) the Company's continued progress in implementing its acquisition program as manifested by its acquisition in December of the major portion of the remaining regulated medical waste business of Waste Management, Inc. Balanced against these very positive factors, however, was the fact that the Company was not yet operating profitably. The Compensation Committee concluded that the appropriate means of rewarding performance during 1996 was by long-term compensation in the form of stock options. The Compensation Committee accordingly did not recommend the payment of cash bonuses to any of the Company's executive officers for their performance during 1996.

    The Compensation Committee did recommend (and the Board of Directors approved) the adoption of a cash bonus program for executive officers for 1997. Under this program, each of the Company's six executive officers will be eligible for a cash bonus of up to 20%, 25% or 30% of his or her base salary (depending upon salary grade), with the actual amount awarded being determined by the Compensation Committee on the basis of specific Company and individual performance goals and criteria.

    STOCK OPTIONS. As noted earlier, the Compensation Committee concluded that the grant of stock options was the appropriate means to acknowledge the efforts of the Company's executive officers during

1996 and to encourage their continued high levels of performance. In deciding on the stock option grants to individual executive officers, the Compensation Committee employed a formula taking into account each officer's salary grade and the Company's financial performance as measured by a trailing average of the market price of the Company's Common Stock. The Compensation Committee then adjusted the formula-determined option grant by a factor reflecting the Committee's assessment of the individual officer's performance, initiative and contribution to the Company's success in meeting its performance objectives. In February 1997, the Compensation Committee granted the Company's six executive officers stock options for a total of 146,479 shares of Common Stock in respect of their performance during 1996. Mr. Miller was granted an option for 60,000 shares, Mr. Tomasello was granted an option for 20,972 shares, Ms. Lee was granted an option for 16,830 shares, Messrs. Bernert and Shea were each granted options for 21,174 shares, and Mr. Polark was granted an option for 16,751 shares. All of these stock option grants were contingent upon the approval by the Company's stockholders of the Company's 1997 Stock Option Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee determines the compensation of the Company's President and Chief Executive Officer, Mark C. Miller, on the basis of the same criteria applicable to the Company's executive officers generally.

    As noted earlier, the Compensation Committee recommended (and the Board of Directors approved) continuing Mr. Miller's base salary of $235,000 through 1997 and not paying him a cash bonus for his services during 1996. As also noted earlier, the Compensation Committee granted Mr. Miller a stock option for 60,000 shares of Common Stock in February 1997. The factors most influencing the Committee's adjustment of the formula-determined grant to Mr. Miller were his significant leadership in the Company's successful initial public offering, his role in identifying and negotiating the Company's five acquisitions during 1996 (including, in particular, the Company's acquisition in December of the major portion of the regulated medical waste business of Waste Management, Inc.) and his management of the Company's growth strategy generally.

                                          Compensation Committee

                                          Jack W. Schuler, CHAIRMAN

                                          Peter Vardy

                                          L. John Wilkerson, Ph.D

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return (i.e., stock price appreciation plus dividends) on the Company's Common Stock for the period from August 23, 1996, when the Common Stock was first traded, through December 31, 1996, with the cumulative total return for the same period on the Nasdaq NMS Composite Index, the Russell 3000 Index and an index of a peer group of 10 companies selected by the Company. The graph assumes that $100 was invested on August 23, 1996 in the Company's Common Stock and in the stock represented by each of the three indexes, and that all dividends were reinvested. The common stock of the following companies has been included in the peer group index:
Allied Waste Industries, Inc.; Browning-Ferris Industries, Inc.; Isolyser Company, Inc.; Isomedix, Inc.; Safety-Kleen Corporation; Sterile Recoveries, Inc.; Steris Corporation; United Waste Systems, Inc.; U.S.A. Waste Services, Inc.; and WMX Technologies, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            STERICYCLE,
                INC.        NASDAQ NMS COMPOSITE INDEX    RUSSELL 3000 INDEX  PEER GROUP INDEX
8/23/96              $100                           $100                $100               $100
12/31/96             $128                           $113                $111               $110

                                     ITEM 2

                       APPROVAL OF 1997 STOCK OPTION PLAN

INTRODUCTION

    The Board of Directors adopted the Stericycle, Inc., 1997 Stock Option Plan (the "1997 Plan") effective as of February 1, 1997, subject to approval by the Company's stockholders. The 1997 Plan is intended to replace the Company's Incentive Compensation Plan, which was adopted in August 1995 and under which only 9,999 shares of the authorized total of 1,500,000 shares of Common Stock remain available for the grant of future stock options and restricted stock awards. No stock options have been granted or restricted stock awarded under the Incentive Compensation Plan since the Company's initial public offering in August 1996.

SUMMARY OF PRINCIPAL TERMS

    The following summary describes the principal terms of the 1997 Plan. The complete text of the 1997 Plan is attached to this Proxy Statement as Exhibit 1.

    PURPOSE. The purpose of the 1997 Plan is to permit the Company to grant stock options to selected officers, directors and employees of the Company and its subsidiaries in order to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the Company's attainment of its performance objectives.

    NUMBER OF SHARES. The 1997 Plan authorizes options to be granted for a total of 1,500,000 shares of Common Stock. If an option expires unexercised or is surrendered prior to the expiration of the plan, the shares subject to the option once again become available for option grants under the plan.

    TERM. The 1997 Plan has a 10-year term which began on February 1, 1997. No option may be granted under the plan after January 31, 2007.

    TYPES OF OPTIONS. The 1997 Plan authorizes two types of options to be granted: (i) incentive stock options intended to satisfy the requirements of Section422 of the Internal Revenue Code of 1986, as amended ("ISOs"); and (ii) nonstatutory stock options ("NSOs"). A "nonstatutory" stock option is the generic term for a stock option that does not qualify for special treatment under the Internal Revenue Code.

    ELIGIBILITY. The 1997 Plan authorizes ISOs to be granted to any employee of the Company, or any subsidiary of the Company, and authorizes NSOs to be granted to any employee of the Company or any subsidiary, any director of the Company or any consultant to the Company. As of February 1, 1997, there were 321 employees eligible to be granted ISOs and 327 employees and directors eligible to be granted NSOs.

    ADMINISTRATION. The 1997 Plan has a bifurcated administrative structure. The plan is administered by the Company's Board of Directors in respect of all eligible persons other than executive officers of the Company. The Board of Directors may delegate its authority to administer the plan (other than its authority to grant NSOs to directors) to a standing committee of the Board or to another committee of the Board consisting of at least two directors.

    The 1997 Plan is administered in respect of executive officers by the Officer Options Committee. The Officer Options Committee is or consists of: (i) the Compensation Committee of the Company's Board of Directors; or (ii) if any member of the Compensation Committee is not an "outside" director, the members of the Compensation Committee who are "outside" directors; or (iii) if there are not at least two members of the Compensation Committee who are "outside" directors, the full Board of Directors. Under the rules of the Securities and Exchange Commission, an "outside" director is a director of the Company who: (i) is neither an officer nor an employee; (ii) is not directly or indirectly receiving compensation from the Company, for services rendered in any capacity other than as a director, in an amount that would require proxy statement disclosure; and (iii) has no interest in any transaction with the Company involving an amount that would require proxy statement disclosure. The current members of the Compensation Committee are Mr. Schuler, Mr. Vardy and Dr. Wilkerson. All three members are "outside" directors and, accordingly, the Compensation Committee will serve as the Officer Options Committee.

    PLAN ADMINISTRATOR. For convenience, the term "Plan Administrator" is used in the balance of this description of the 1997 Plan to refer both to (i) the Company's Board of Directors (or the standing committee or other committee to which the Board may delegate its authority), in the context of the plan's administration in respect of all eligible persons other than executive officers, and to (ii) the Officer Options Committee, in the context of the plan's administration in respect of executive officers.

    Subject to the express terms of the 1997 Plan, the Plan Administrator has the power in its discretion to select the eligible persons to whom options are to be granted and to determine the terms and conditions of each option granted. The Plan Administrator also has the authority to interpret the plan, adopt and revise policies and procedures to administer the plan, and take any other action that it considers necessary or appropriate for the plan's administration.

    EXERCISE PRICE. The Plan Administrator determines the exercise price of each option granted under the 1997 Plan. The exercise price per share may not be less than the last reported sales price of a share of Common Stock on the Nasdaq National Market on the date that the stock option is granted (the "grant date").

    EXERCISABILITY. The Plan Administrator determines whether each option granted under 1997 Plan will be exercisable in full at one time or in two or more installments at different times. The Plan Administrator also determines the first date on which a stock option will become exercisable and the last date on which it may be exercised (the "expiration date"). Under the 1997 Plan, the maximum term of an option may not exceed 10 years. The Plan Administrator may accelerate the exercisability of an option at any time prior to its expiration date.

    An unexercisable option held by an employee will lapse (i.e., the option will become null and void) on the employee's termination of employment by the Company or a subsidiary. An exercisable option held by an employee will also lapse on the employee's termination of employment, but the Plan Administrator, in its discretion, may extend the lapse date. The Plan Administrator may extend the lapse date of a NSO to any date ending on or before the option's expiration date, and may extend the lapse date of an ISO to the earlier of (i) any date no later than 90 days after the date of the employee's termination or (ii) the ISO's expiration date, unless the employee's employment terminated as a result of his or her or death. In that case, the Plan Administrator may extend the lapse date of the ISO to the earlier of (i) any date no later than the first anniversary of the employee's death or (ii) the ISO's expiration date.

    EXERCISE OF OPTIONS. An exercisable option granted under the 1997 Plan may be exercised by giving written notice to the Plan Administrator (or its designee) stating the number of shares of Common Stock in respect of which the stock option is being exercised and tendering payment in full of the exercise price of those shares. Payment of the exercise price must be made by a certified or bank cashier's check. If permitted by the Plan Administrator (either in the applicable option agreement or at the time), payment of the exercise price also may be made by a personal check or by any one or combination of the following methods: (i) delivering shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares of the Common Stock otherwise issuable upon exercise of the option, a number of shares having a fair market value on the date of exercise equal to the exercise price; (iii) surrendering exercisable options granted under the plan having a fair market value on the date of exercise equal to the exercise price; or (iv) any other method of payment authorized by the Plan Administrator.

    SPECIAL LIMITATIONS ON ISOS. In accordance with the requirements of the Internal Revenue Code of 1986, as amended, ISOs are subject to certain special limitations. The principal limitation is that total fair market value of the shares of Common Stock subject to ISOs which are exercisable for the first time in any given calendar year by an employee may not exceed $100,000 (measured by the value of the shares as of the grant date of each ISO).

    TRANSFERABILITY. No option granted under the 1997 Plan may be sold, pledged or otherwise transferred except at death in accordance with the decedent's will or the applicable laws of intestacy.

    AMENDMENT AND TERMINATION. The Company's Board of Directors may amend, suspend or terminate the 1997 Plan at any time. The Company's stockholders are required to approve any amendment that would materially increase the number of shares of Common Stock for which NSOs may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted under the plan.

    FEDERAL INCOME TAX CONSEQUENCES. The federal income tax treatment of ISOs and NSOs is significantly different.

    The grant of an ISO or NSO will not result in any federal income tax consequences to the holder of the option or the Company.

    The exercise of an ISO will not result in any regular income tax to the holder of the option or any income tax consequences to the Company. The exercise of an ISO, however, may affect the holder's alternative minimum tax liability. Unless the shares acquired upon exercise of the ISO are disposed of in the same year, the holder's alternative minimum taxable income will be increased in an amount equal to the excess of (i) the fair market on the date of exercise of the shares acquired over (ii) the exercise price of the ISO. The exercise of a NSO will result in ordinary income to the holder in an amount equal to the excess of
(i) the fair market value on the date of exercise of the shares acquired over
(ii) the exercise price of the NSO. The Company will be entitled to an income tax deduction in the same amount.

    Gain on the sale of shares acquired upon the exercise of an ISO is measured by the excess of (i) the amount realized on the sale of the shares over (ii) the exercise price of the ISO. If the shares acquired upon the exercise of an ISO are not sold either within one year from the date of exercise or two years from the grant date of the ISO, the holder's gain on the sale of the shares will be treated as long-term capital gain. If the shares are sold within either of these periods, a portion of the holder's gain will be treated as ordinary income and the balance, if any, will be treated as short-term or long-term capital gain (depending upon whether the shares were held for more than one year). The portion treated as ordinary income is equal to the excess of (i) the lesser of
(a) the fair market value on the date of exercise of the shares sold or (b) the amount realized on the sale of the shares, over (ii) the exercise price of the ISO. The Company will be entitled to an income tax deduction in the year of sale in an amount equal to the portion of the holder's gain treated as ordinary income.

    Gain on the sale of shares acquired upon exercise of a NSO is measured by the excess of (i) the amount realized on the sale of the shares over (ii) the holder's adjusted basis in those shares. The holder's adjusted basis is the sum of (i) the exercise price of the NSO and (ii) the ordinary income realized upon the exercise of the NSO. The holder's gain on the sale of the shares will be treated as long-term or short-term capital gain (depending upon whether the shares were held for more than one year).

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors believes that adoption of the 1997 Stock Option Plan is necessary in order to enable the Company to continue to grant stock options to attract, motivate and retain the Company's executive officers and employees and to align their long-term compensation with the benefits realized by the Company's stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 STOCK OPTION PLAN.

                                     ITEM 3

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent public accountants since the Company's incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

    Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event that the Company's stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider the appointment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company's stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of Common Stock represented by the proxy in accordance with their judgment.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any proposal of a stockholder intended to be presented for consideration at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 27, 1997 in order to be eligible for inclusion in the Company's proxy statement for the meeting. Stockholder proposals must satisfy the requirements of the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to the Secretary of the Company at 1419 Lake Cook Road, Suite 410, Deerfield, Illinois 60015.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons beneficially owning more than 10% of the Company's outstanding Common Stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis solely of a review of copies of these reports, the Company believes that all filing requirements for 1996 were satisfied in a timely manner with two exceptions. Jack W. Schuler, a director of the Company, and Michael J. Bernert, an executive officer of the Company, each filed one report one month late (in Mr. Schuler's case, in respect of the purchase by his wife and trusts for his children in the Company's initial public offering of a total of 2,500 shares, as to which Mr. Schuler disclaims beneficial ownership, and in Mr. Bernert's case, in respect of his purchase in the Company's initial public offering of a total of 3,000 shares).

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies on the accompanying proxy card will be borne by the Company. Some officers and regular employees of the Company may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. The Company may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of the Company's Common Stock.

    With the Company's 1996 Annual Report furnished to all stockholders of record on the record date, the Company has provided a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, UPON WRITTEN REQUEST, AN ADDITIONAL COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT 1419 LAKE COOK ROAD, SUITE 410, DEERFIELD, ILLINOIS 60015.

                                                                       EXHIBIT 1

                                STERICYCLE, INC.

                             1997 STOCK OPTION PLAN

                                   ARTICLE 1

                                    PURPOSE

    The purpose of this Plan is to permit the Company to grant stock options to selected officers, directors and employees of the Company and its Subsidiaries, and to selected consultants to the Company, in order to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the Company's attainment of its performance objectives.

                                   ARTICLE 2

                                  DEFINITIONS

    BOARD means the Company's Board of Directors.

    COMMON STOCK means the Company's Common Stock, par value $.01 per share.

    CLOSING PRICE means the last reported sales price of a share of Common Stock on the Nasdaq National Market.

    COMPANY means Stericycle, Inc., a Delaware corporation.

    DIRECTOR means a director of the Company.

    ELIGIBLE PERSON means a person or entity eligible under Article 6 to be granted an Option.

    EMPLOYEE means a full-time employee of the Company or any Subsidiary.

    EXPIRATION DATE means (i) in the case of an Option which is or may become exercisable in full at one time, the last day on which the Option may be exercised, and (ii) in the case of an Installment, the last day on which the Installment may be exercised.

    GRANT DATE means the date on which an Option is granted.

    ISO is defined in Article 5.

    INSTALLMENT means an installment of an Option which is or may become exercisable in installments.

    NON-EMPLOYEE DIRECTOR means a Director who (i) is not currently an Officer or Employee, (ii) does not receive direct or indirect compensation from the Company or any Subsidiary for services rendered as a consultant, or in any capacity other than as a Director, in an amount for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities and Exchange Commission ("Item 404(a)"), (iii) does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) and (iv) is not engaged in a business relationship for which disclosure would be required under Item 404(a).

    NSO is defined in Article 5.

    OFFICER means (i) the Company's President and Chief Executive Officer, (ii) any Vice President of the Company and (iii) any other person who is considered an "officer" of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

    OFFICER OPTIONS COMMITTEE is defined in Paragraph 7.2.

    OPTION means an option granted under this Plan to purchase shares of Common Stock.

    OPTION AGREEMENT is defined in Paragraph 8.6.

    PLAN means this plan, as it may be amended. The name of this Plan is the "Stericycle, Inc. 1997 Stock Option Plan."

    PLAN ADMINISTRATOR means, in the context of the administration of this Plan in respect of Eligible Persons other than Officers, the Board or the committee of the Board to which the Board has delegated its authority in accordance with Paragraph 7.1, and in the context of the administration of this Plan in respect of Officers, the Officer Options Committee.

    OFFICER-EMPLOYEE means an Officer who is also an Employee.

    10% STOCKHOLDER means an Officer or Employee who, at the time that he or she is granted an ISO, owns more than 10% of the Company's outstanding Common Stock.

    SUBSIDIARY means a corporation in which the Company owns stock possessing at least 50% of the total combined voting power of all classes of stock.

    TERMINATION DATE means the date of termination of employment by the Company or a Subsidiary of an Employee or Officer-Employee. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company or to another Subsidiary, will not be considered a termination of employment.

    UNDERLYING SHARES means the shares of Common Stock for which an Option or Installment is or may become exercisable.

                                   ARTICLE 3

                        EFFECTIVE DATE AND TERM OF PLAN

    3.1 EFFECTIVE DATE. When adopted by the Board, this Plan shall become effective retroactive to February 1, 1997, but shall be subject to approval by the Company's stockholders. Options may be granted under this Plan (but may not be exercised) prior to stockholder approval, but if for any reason stockholder approval is not obtained on or before December 31, 1997, all such options shall be cancelled.

    3.2 TERM. This Plan shall have a term of 10 years expiring on January 31, 2007. No Option may be granted under this Plan after its expiration.

                                   ARTICLE 4

                          SHARES AVAILABLE UNDER PLAN

    4.1 MAXIMUM NUMBER OF SHARES. The total number of shares of Common Stock for which Options may be granted under this Plan is 1,500,000 shares (subject to adjustment as provided in Paragraph 10.1).

    4.2 SHARES ADDED BACK. If an Option or Installment expires unexercised or is surrendered prior to January 31, 2007, the number of Underlying Shares in respect of the Option or Installment shall be added back to the number of shares of Common Stock for which Options may be granted under this Plan.

                                   ARTICLE 5

                                TYPES OF OPTIONS

    Two types of Options may be granted under this Plan: (i) incentive stock options intended to satisfy the requirements of Section422 of the Internal Revenue Code of 1986, as amended ("ISOs") and (ii) nonstatutory stock options ("NSOs").

                                   ARTICLE 6

                                  ELIGIBILITY

    NSOs may be granted to Employees, Officers and Directors and to consultants to the Company (who also may be Directors). ISOs may be granted only to Employees and to Officer-Employees.

                                   ARTICLE 7

                                 ADMINISTRATION

    7.1 BOARD. This Plan shall be administered by the Board in respect of all Eligible Persons other than Officers. Except for the Board's authority to administer the Plan in respect of Directors, the Board may delegate its authority to administer the Plan to a standing committee of the Board or to a committee appointed by the Board for the purpose consisting of at least two Directors.

    7.2 OFFICER OPTIONS COMMITTEE. This Plan shall be administered by a committee (the "Officer Options Committee") in respect of Officers. The Officer Options Committee shall be or consist of (i) the Compensation Committee of the Board, or (ii) if any member of the Compensation Committee is not a Non-Employee Director, the members of the Compensation Committee who are Non-Employee Directors, or (iii) if there are not at least two members of the Compensation Committee who are Non-Employee Directors, the full Board.

    7.3 POWERS. The Board shall have sole authority to grant Options to Eligible Persons other than Officers, and the Officers Option Committee shall have sole authority to grant Options to Officers. Within the scope of their respective authority and subject to the express provisions of this Plan, the Board and the Officer Options Committee may (i) select the Eligible Persons to whom Options are granted, (ii) designate an Option as an ISO or NSO, (iii) determine the number of shares of Common Stock for which an Option is granted and (iv) determine the other terms, conditions, restrictions and limitations applicable to an Option.

    7.4 INTERPRETATION. Within the scope of their respective authority and subject to the express provisions of this Plan, the Board and the Officer Options Committee may interpret the Plan, adopt and revise policies and procedures to administer the Plan, and make all determinations required for the Plan's administration. The actions of the Board and the Officer Options Committee on matters within the scope of their respective authority shall be final and binding.

                                   ARTICLE 8

                                 STOCK OPTIONS

    8.1 EXERCISE PRICE. The Plan Administrator shall determine the exercise price of each Option. The exercise price per share may not be less than the Closing Price on the Grant Date of the Option (or on the last trading day preceding the Grant Date if it is not a trading day).

    8.2 TERM. The Plan Administrator shall determine (i) whether each Option shall be exercisable in full at one time or in installments at different times and (ii) the time or times at which the Option or Installments shall become and remain exercisable. No Option or Installment may have an Expiration Date more than 10 years from the Grant Date. The Plan Administrator may accelerate the exercisability of an Option or Installment at any time.

    8.3 TERMINATION OF EMPLOYMENT. Any Option or Installment held by an Employee or Officer-Employee which is unexercisable as of his or her Termination Date shall expire on the Termination Date. Any Option or Installment held by an Employee or Officer-Employee which is exercisable as of his or her Termination Date shall also expire on the Termination Date unless the expiration date is extended by the Plan Administrator. The Plan Administrator may extend the expiration of an exercisable NSO (or an exercisable Installment of a NSO) to any date ending on or before the applicable Expiration Date. The Plan Administrator may extend the expiration of an exercisable ISO (or exercisable Installment of an ISO) to the earlier of (i) any date no later than 90 days after the Termination Date or (ii) the applicable Expiration Date, unless the termination of the Employee or Officer-Employee occurred as a result of his or her death. In this case, the Plan Administrator may extend the expiration to the earlier of (i) any date no later than the first anniversary of the death of the Employee or Officer-Employee or (ii) the applicable Expiration Date.

    8.4 TRANSFERABILITY. No Option or Installment may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy, and no Option shall be subject to execution, attachment or similar process. An Option or Installment may be exercised only by the person to whom it was granted except in the case of his or her death, when it may be exercised by the person or persons to whom it passes by will or inheritance.

    8.5 ISO LIMITATIONS. Notwithstanding anything to the contrary in Paragraphs 8.1 and 8.2: (i) the exercise price per share of an ISO granted to a 10% Stockholder shall not be less than 110% of the Closing Price on the Grant Date (or on the last trading day preceding the Grant Date if it is not a trading day); (ii) no ISO granted to a 10% Stockholder may have an Expiration Date more than five years from the Grant Date; and (iii) the aggregate fair market value (determined in respect of each ISO on the basis of the Closing Price on the Grant Date, or on the last trading day preceding the Grant Date if it was not a trading day) of the Underlying Shares of all ISOs which become exercisable by an individual for the first time in any calendar year shall not exceed $100,000.

    8.6 OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "Option Agreement"), in a form approved by the Plan Administrator, entered into by the Company and the person to whom the Option is granted. Each Option Agreement shall contain the terms, conditions, restrictions and limitations applicable to the Option and any other provisions that the Plan Administrator considers advisable to include.

                                   ARTICLE 9

                              EXERCISE OF OPTIONS

    9.1 MANNER OF EXERCISE. An exercisable Option or Installment may be exercised in full or in part (but only in respect of a whole number of Underlying Shares) by (i) written notice to the Plan Administrator (or its designee) stating the number of Underlying Shares in respect of which the Option or Installment is being exercised and (ii) full payment of the exercise price of those shares.

    9.2 PAYMENT OF EXERCISE PRICE. Payment of the exercise price of an Option or Installment shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) a personal check; (ii) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (iii) directing the Company to withhold, from the Underlying Shares otherwise issuable upon exercise of the Option or Installment, Underlying Shares having a fair market value on the date of exercise equal to the exercise price; (iv) surrendering exercisable Options or Installments having a fair market value on the date of exercise equal to the exercise price (measuring the fair market value of the Options or Installments surrendered by the excess of the aggregate fair market value on the date of exercise of the Underlying Shares over the aggregate exercise price); (v) any combination of the preceding methods of payment; or (vi) any other method of payment authorized by the Plan Administrator. For purposes of this Paragraph and Paragraph 9.3, "fair market value" shall be determined by the Closing Price on the Nasdaq National Market on the date in question (or on the last trading day preceding the date in question if it is not a trading day).

    9.3 WITHHOLDING. Each person exercising a NSO or an Installment of a NSO shall remit to the Company an amount sufficient to satisfy its federal, state and local withholding tax obligation, if any, in connection with the exercise. Payment shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) a personal check; (ii) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the withholding obligation; (iii) directing the Company to withhold, from the Underlying Shares otherwise issuable upon exercise of the Option or Installment, Underlying Shares having a fair market value on the date of exercise equal to the withholding obligation; (iv) any combination of the preceding methods of payment; or (v) by any other method of payment authorized by the Plan Administrator.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

    10.1 CAPITALIZATION ADJUSTMENTS. The aggregate number of shares of Common Stock for which Options may be granted under the Plan, the aggregate number of Underlying Shares in respect of each outstanding Option, and the exercise price of each outstanding Option may be adjusted by the Board as it considers appropriate in the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations and the like. Adjustments under this Paragraph 10.1 shall be made in the Board's discretion, and its decisions shall be final and binding.

    10.2 AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate this Plan at any time. The Company's stockholders shall be required to approve any amendment that would materially increase the number of shares of Common Stock for which NSOs may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted (other than an amendment authorized under Paragraph 10.1). If this Plan is terminated, the provisions of this Plan shall continue to apply to Options granted prior to termination, and no amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Option without his or her consent.

    10.3 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any Option Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

    10.4 NOTICES. Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Plan Administrator at the Company's principal office or to any other person at his or her address as it appears on the Company's payroll or other records.

    10.5 SEVERABILITY. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

    10.6 GOVERNING LAW. This Plan and all Option Agreements shall be governed in accordance with the laws of the State of Illinois.

PROXY                                                               PROXY
                              STERICYCLE, INC.
                      1419 Lake Cook Road, Suite 410
                        Deerfield, Illinois 60015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STERICYCLE, INC.

I or we hereby appoint each of Jack W. Schuler, Mark C. Miller and James F. Polark (the "proxies") as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of Common Stock, par value $.01 per share, of Stericycle, Inc. (the "Company") held of record by me or us on March 14, 1997 at the 1997 Annual Meeting of Stockholders to be held on April 28, 1997 (the "Annual Meeting"), and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company's Board of Directors, i.e., FOR each of the six nominees for election as a director (Item 1), FOR approval of the 1997 Stock Option Plan (Item 2) and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants (Item 3). It will be voted in the best judgement of the proxies in respect of any other business that properly comes before the Annual Meeting.

       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD  PROMPTLY
                    USING THE ENCLOSED REPLY ENVELOPE

              (Continued and to be signed on the reverse side.)


   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /



1.      ELECTION OF DIRECTORS.
        Jack W. Schuler, Mark C. Miller, Patrick F. Graham, John Patience, Peter Vardy, L. John Wilkerson, Ph.D.
   FOR ALL / /  WITHHOLD ALL / /  FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW) / /

2.      Approval of 1997 Stock Option Plan
   FOR / /   AGAINST / /   ABSTAIN / /

3. Ratification of appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1997
   FOR / /   AGAINST / /   ABSTAIN / /

Instruction: Please sign exactly as your name appears immediately to the left. If signing as a fiduciary (for example, as a trustee), please indicate your fiduciary capacity. If signing on behalf of a corporation, partnership or other entity, please indicate your title or other authorized capacity. If the shares for which this Proxy is given are held jointly, both joint tenants must sign.

         Date: ____________________________________________, 1997
         Signature:______________________________________________
         Signature:______________________________________________
         Title or Capacity:______________________________________